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                          EXHIBIT 12.1 STATEMENT REGARDING COMPUTATION OF RATIOS

                               US ONCOLOGY, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                    2001      2000      1999      1998      1997
Net income (loss) per the Consolidated Statement
 of Operations                                                    $46,316   $(72,643)  $48,155   $59,981   $15,635
                                                                  =======   ========   =======   =======   =======
Fixed charges                                                     $44,126   $ 46,735   $38,303   $27,529   $21,768
                                                                  =======   ========   =======   =======   =======
Ratio of earnings to fixed charges                                    1.0                 1.3       2.2       0.7
                                                                  =======   ========   =======   =======   =======
Amount by which fixed charges exceed earnings                                119,378
                                                                  =======   ========   =======   =======   =======

                                                      Detail of Fixed Charges

Interest charges per the Consolidated Statement
 of Operations                                                    $22,511   $ 26,809   $22,288   $15,908   $12,474
Add:
 Amortization of debt expense                                       1,185        701       471
 Portion of rental expense representative of
   interest factor (1)                                             20,430     19,225    15,544    11,621     9,294
                                                                  -------   --------   -------   -------   -------
                                                                  $44,126   $ 46,735   $38,303   $27,529   $21,768
                                                                  =======   ========   =======   =======   =======
-----------
(1)  Interest factor based on management's estimates and approximates one-third of rental expense.

                                US ONCOLOGY, INC.
          COMPUTATION OF RATIO OF ADJUSTED EARNINGS TO FIXED CHARGES

                                                                   2001        2000       1999     1998     1997
Net income (loss) per the Consolidated Statement
 of Operations                                                   $ 46,316   $(72,643)  $ 48,155   $ 59,981   $15,635
Minority interest                                                  (1,997)      (944)      (634)      (540)     (437)
Income taxes                                                       28,388    (35,047)    32,229     36,184    11,593
Fixed charges                                                      44,126     46,735     38,303     27,529    21,768
Unusual items:                                                          -          -          -          -         -
 Bad debt expense                                                             10,198                          37,841
 Impairment, restructuring and other charges                        5,868    201,846     29,014
 Gain on investment in common stock                                          (27,566)   (14,431)
                                                                 --------   --------   --------   --------   -------
Adjusted earnings                                                $122,701   $122,579   $132,636   $123,154   $86,400
                                                                 ========   ========   ========   ========   =======
Fixed charges                                                    $ 44,126   $ 46,735   $ 38,303   $ 27,529   $21,768
                                                                 ========   ========   ========   ========   =======
Ratio of adjusted earnings to fixed charges                          2.78       2.62       3.46       4.47      3.97
                                                                 ========   ========   ========   ========   =======

                                                      Detail of Fixed Charges

Interest charges per the Consolidated Statement
 of Operations                                                   $ 22,511   $ 26,809   $ 22,288   $ 15,908   $12,474
Add:
 Amortization of debt expense                                       1,185        701        471
 Portion of rental expense representative of
   interest factor (1)                                             20,430     19,225     15,544     11,621     9,294
                                                                 --------   --------   --------   --------   -------
                                                                 $ 44,126   $ 46,735   $ 38,303   $ 27,529   $21,768
                                                                 ========   ========   ========   ========   =======

(1) Interest factor based on management's estimates and approximates one-third of rental expense.